UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

LONGWEN GROUP CORP.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LONGWEN GROUP CORP.

RM 219, No. 25, Caihe Rd.

Shangcheng Dist., Hangzhou

Zhejiang Province, China

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

AND

FORM 10-K FOR THE YEAR 2022

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of Longwen Group Corp., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on June 7, 2023 (the “Record Date”). The purpose of this Information Statement is to inform the Company stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated June 7, 2023:

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
2.	To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to affect a reverse stock split of the Company’s common stock (“Common Stock”) in a range of not less than five (5) shares and not more than ten (10) shares, into one share of Common Stock at any time prior to June 30, 2024 (the “Reverse Split Proposal”); and
3.	To approve the Company’s 2023 Equity Incentive Plan (the “2023 Equity Plan”), and
4.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The foregoing actions were approved on June 7, 2023 by our Board of Directors. In addition, on June 7, 2023, the holders of 66% of the Company’s outstanding voting securities, as of the Record Date approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Important Notice Regarding the Availability of Information Statement Materials and the Form 10-K

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement and Annual report on Form 10-K are available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at https://www.wallong.top/a/Annual-Shareholder-Meeting.html

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before July 3, 2023 to facilitate timely delivery.

-	E-mail to hpang@speedlightcs.com
-	Mail at Longwen Group Corp., RM 219, No. 25, Caihe Rd., Shangcheng Dist., Hangzhou, Zhejiang Province, China
-	Telephone call to +86 (0571) -85128985

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Xizhen Ye
Xizhen Ye, Chief Executive Officer
Dated: June 20, 2023